UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section  13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2008

FINANCIALCONTENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-28377	94-3310536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Lincoln Centre Drive, Suite 410, Foster City, California 94404

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 286-9702

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	ACQUISTION OR DISPOSITION OF ASSETS

On May 9, 2008, FinancialContent, Inc. (“FCON” or “the Company”) agreed to transfer all of the issued and outstanding shares of its wholly owned subsidiary, FinancialContent Services, Inc. (“FCS”), to a related party in consideration of the full release of the of the secured debt held by Jade Special Strategy, LLC (“Jade”), in the current amount of $1,165,000 (the “Debt”) which obligation the Company defaulted upon on March 23, 2008. FCS is the main operating subsidiary of FinanicalContent. After the transfer FCON will have no operations and will revert to a shell company.

The transfer shall be made in accordance with the terms of the Stock Purchase Agreement dated as of May 9, 2008, between the Company, FCS, Jade, and Wing Yu. The closing of the Stock Purchase Agreement will take place on the second business day following our satisfaction of the provisions of Regulation 14C of the Securities Exchange Act of 1934. Below is a summary of the terms of the Stock Purchase Agreement.

•	Purchaser. Wing Yu, Chief Executive Officer and Director of FinancialContent, Inc.
•	Transfer. We agree to transfer all of the outstanding and issued shares of our wholly owned subsidiary, FinancialContent Services, Inc., to Wing Yu.
•

Liabilities Assumed. Wing Yu shall cause FCS to assume the outstanding and existing Debt owed by us to Jade, and Jade shall agree to release us from the Debt and further agrees to file a UCC-3 financing statement and thereby terminate the security interest on our assets.

•	Liabilities Not Assumed. Our unsecured debt will not be assumed by FCS which amount is approximately $373,311.
•

Forbearance Regarding Foreclosure. In consideration of Jade forbearing on its rights to foreclose on our assets, we shall issue Jade a promissory note in the amount of $50,000.00 at an interest rate at 6% compounded annually that shall mature in two years from date of issuance. In addition, the warrants issued by us to Jade in connection with the Debt will remain in effect with a reduced exercise price reset to $0.75.

•	Divestiture of Ownership. Wing Yu will surrender 500,000 shares of our common stock beneficially owned by him to the Company, and will necessarily have to acquire stock to satisfy this condition.
•	Termination. The Stock Purchase Agreement may be terminated in the event this transaction does not close on or before August 31, 2008.
•

Certain Tax Consequences. The proposed transfer of shares by us and release of the financial obligation owed by us to Jade are both taxable transactions to us for United States Federal income taxes purposes.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

None

(b)	Pro forma financial information.

99.1	Pro forma financial information

(c)	Shell company transactions.

None

(d)	Exhibits.

10.60

Stock Purchase Agreement, inclusive of the form of Assignment and Assumption and Release Agreement and Security Agreement attached thereto, form of Promissory Note, and form of Warrants A and B, attached as exhibits A through C-6, respectively, entered into by us and Jade Special Strategy, LLC, FinancialContent Services, Inc., and Wing Yu dated May 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FinancialContent, Inc.

Date: June 10, 2008	By:	/s/ Wing Yu
Wing Yu
CEO

EXHIBIT INDEX

Exhibit Document

No.

10.60

Stock Purchase Agreement, inclusive of the form of Assignment and Assumption and Release Agreement and Security Agreement attached thereto, form of Promissory Note, and form of Warrants A and B, attached as exhibits A through C-6, respectively, entered into by us and Jade Special Strategy, LLC, FinancialContent Services, Inc., and Wing Yu dated May 9, 2008.

99.1	Pro Forma Financial Information, including Basis of Presentation, Pro Forma Consolidated Balance Sheet as of March 31, 2008, and Pro Forma Consolidated Statement of Operations as of March 31, 2008.